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                                                                 EXHIBIT 10.1(a)




Next Generation Network, Inc.
125 East John Carpenter Freeway, Suite 1050
Irving, TX  75062

To Whom It May Concern:

Reference is made to the E*DISPLAY AGREEMENT, dated January 17, 2000 (the E*DISPLAY AGREEMENT") BY and between Next Generation Network, Inc. ("NGN") and Otis Elevator Company ("Otis"). Terms used but not defined herein shall have the meaning ascribed thereto in the E*DISPLAY AGREEMENT.

NGN and Otis acknowledge that notwithstanding their mutually working together to promote e*Display in Otis Venues, Otis customers and other third parties will nevertheless from time to time decide to procure products that are competitive with the Products or determine that while they wish to procure the Products, they do not wish to utilize the services of Otis for the installation or servicing of the Products. In consideration of this acknowledgement, NGN and Otis hereby agree as follows:

The parties agree that the following shall be added to the end of the Section
3.1.1.1. of the E*DISPLAY AGREEMENT:

         "NGN shall, notwithstanding the sole exclusive worldwide marketing rights granted heretofore to Otis, be permitted to sell the Products, or products Substantially similar in functionality to the Products (under a name other that e*Display) in an Otis Venue in those instances where the owner of the Otis Venue is unwilling to permit Otis to provide, install or service the Products or products substantially similar in functionality to the Products (e.g. should an Otis Venue being maintained by a competitor of Otis enter in a contract with NGN for the provisions of Products or products substantially similar in functionality to the Products, notwithstanding NGN's and Otis's unsuccessful efforts to market the Products to said Otis Venue, then NGN shall not be prohibited from using any third party, even one which is a competitor of Otis, from providing the installation or servicing of the Ebillboard to the Otis Venue). As to any location in which Otis does not provide installation or service the Products or products substantially similar in functionality to the Products, such location shall not be considered an Otis Installation and Otis shall not be entitled to any





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         payments, including, without limitation, revenue sharing or other fees payable under any Product Schedule or otherwise."

The parties agree that the following shall be added to the end of Section
3.1.1.2. of the E*DISPLAY AGREEMENT:

         "Notwithstanding the foregoing, Otis shall nevertheless be permitted to undertake any of the installation and servicing activities otherwise prohibited by this Section 3.1.1.2. in those instances where a contract has been entered into between third parties for the provision of a product that is competitive with the Products (e.g. should an Otis Venue enter into a contract with X company for the provision of a competitive product, notwithstanding Otis's and NGN's unsuccessful efforts to market the Products to said Otis Venue, then Otis shall not be prohibited from providing, upon request, the installation or servicing of the competitive product to the Otis Venue).

These amendments to the E*DISPLAY AGREEMENT as set forth in agreement shall become effective as of the date that Capital Communications CDPQ Inc. purchases $30 million of Series D 8% Convertible Participating Preferred Stock of NGN.

Except as expressly amended hereby, the E*DISPLAY AGREEMENT shall remain in full force and effect.

This agreement and the performance of the parties hereunder shall be governed and construed in accordance with the substantive laws of the State of Connecticut without regard to its conflict of laws provisions.

This agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

If you find the foregoing to be an acceptable description of the understanding between us, please indicate NGN's acceptance by signing and returning by facsimile (860-676-5010) a copy and subsequently forwarding one copy with an original signature to my attention. Otis shall contemporaneously send one copy to you by facsimile (952-943-4299) and will forward an original signature to your attention.


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Sincerely,

Otis Elevator Company
/s/ Douglas J. Pew
Douglas J. Pew
Assistant Secretary
On behalf of G. Sandy Deihl
Senior Vice President, Product Strategy

Acknowledged and Agreed to:

NEXT GENERATION NETWORK, INC.

BY:  /s/ Michael R. Robinson
   -----------------------------

TITLE: CFO